Exhibit 21.1

Subsidiaries of Owens Corning (12/31/2016)	State or Other Jurisdiction Under the Laws of Which Organized
0979301 B.C. Ltd.	British Columbia
CDC Corporation	Wisconsin
Crown Mfg. Inc.	Ontario
Dutch OC Coöperatief Invest U.A.	The Netherlands
Engineered Pipe Systems, Inc.	Delaware
Eric Company	Delaware
European Owens Corning Fiberglas SPRL	Belgium
Finefiber (Shanghai) Building Material Co. Ltd.	China
Finefiber Insulation Co. Pte. Ltd.	Singapore
IBCO SRL	Barbados
Instalaciones Especializadas en Confort Termoacustico y Ampliacion,
S. de R.L. de C.V.	Mexico
International Packaging Products Pvt. Ltd.	India
InterWrap (Hong Kong) Ltd.	Hong Kong
InterWrap (Qingdao) Trading Co., Ltd.	China
InterWrap B.V.	The Netherlands
InterWrap Coöperatief U.A.	The Netherlands
InterWrap Corp.	Oregon
InterWrap Corp. Pvt. Ltd.	India
InterWrap Inc.	British Columbia
Inversiones Owens Corning Chile Holdings Limitada	Chile
IP Owens Corning I, S. de R.L. de C.V.	Mexico
IPM Inc.	Delaware
OC Canada Finance Inc.	Canada
OC Canada Holdings Company	Nova Scotia
OC Canada Holdings General Partnership	Delaware
OC Celfortec Company	Nova Scotia
OC Latin American Holdings GmbH	Austria
OC NL Invest Coöperatief U.A.	The Netherlands
OC PRO CV	The Netherlands
OCCV1, Inc.	Delaware
OCCV2, LLC	Delaware
OCV (Thailand) Company Limited	Thailand
OCV Chambéry France	France
OCV Chambéry International	France
OCV Finance, LLC	Delaware
OCV Intellectual Capital, LLC	Delaware
OCV Italia Srl	Italy
OCV Mexico S. de R.L. de C.V.	Mexico
OCV Reinforcements Alcala Spain, S.L.	Spain

OCV Servicios Mexico, S.A. de C.V.	Mexico
OCV Steklovolokno OAO	Russia
Owens Corning (Australia) Pty Limited	Australia
Owens Corning (China) Investment Company Limited	China
Owens Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens Corning (Nanjing) Building Materials Co., Ltd.	China
Owens Corning (Shanghai) Fiberglas Co., Ltd.	China
Owens Corning (Singapore) Pte Ltd	Singapore
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning (Xi’an) Building Materials Co., Ltd.	China
Owens Corning Alloy Canada GP Inc.	Canada
Owens Corning Alloy Canada LP	Manitoba
Owens Corning Argentina Sociedad de Responsabilidad Limitada	Argentina
Owens Corning Automotive, LLC	Delaware
Owens Corning BM (Korea), Ltd	Korea
Owens-Corning Britinvest Limited	United Kingdom
Owens Corning Canada GP Inc.	Canada
Owens Corning Canada Holdings B.V.	The Netherlands
Owens Corning Canada LP	Manitoba
Owens Corning Cayman (China) Holdings	Cayman Islands
Owens-Corning Cayman Limited	Cayman Islands
Owens Corning Celfortec Canada GP Inc.	Canada
Owens Corning Celfortec LP	Manitoba
Owens Corning Composites (Beijing) Co., Ltd.	China
Owens Corning Composites (China) Co., Ltd.	China
Owens Corning Composite Materials Canada GP Inc.	Nova Scotia
Owens Corning Composite Materials Canada LP	Manitoba
Owens Corning Composite Materials, LLC	Delaware
Owens Corning Construction Services, LLC	Delaware
Owens Corning DC Pension Plan Limited	United Kingdom
Owens Corning Elaminator Insulation Systems, LLC	Delaware
Owens Corning Enterprise (India) Pvt. Ltd.	India
Owens Corning Fabrics (Changzhou) Co., Ltd.	China
Owens Corning Fabwel, LLC	Delaware
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens Corning Fiberglas Espana, SL	Spain
Owens Corning Fiberglas France	France
Owens Corning Fiberglas S.R.L.	Uruguay
Owens Corning Fiberglas (U.K.) Pension Plan Ltd.	United Kingdom
Owens Corning Financial Services ULC	Nova Scotia
Owens Corning Finland Oy	Finland
Owens Corning Foam Insulation, LLC	Delaware

Owens Corning Franchising, LLC	Delaware
Owens-Corning Funding Corporation	Delaware
Owens Corning GlassMetal Services (Suzhou) Co., Ltd.	China
Owens Corning Global Holdings LP	British Columbia
Owens Corning Holdings 1 CV	The Netherlands
Owens Corning Holdings 3 CV	The Netherlands
Owens Corning Holdings 4 CV	The Netherlands
Owens Corning Holdings 5 CV	The Netherlands
Owens Corning Holdings Holland B.V.	The Netherlands
Owens Corning HOMExperts, Inc.	Delaware
Owens Corning Hong Kong Limited	Hong Kong
Owens Corning HT, Inc.	Delaware
Owens-Corning (India) Private Limited	India
Owens Corning Industries (India) Private Limited	India
Owens Corning Insulating Systems, LLC	Delaware
Owens Corning Insulating Systems Canada GP Inc.	Canada
Owens Corning Insulating Systems Canada LP	Manitoba
Owens Corning Intellectual Capital, LLC	Delaware
Owens Corning International Holdings C.V.	The Netherlands
Owens Corning Japan, LLC	Japan
Owens Corning Kohold B.V.	The Netherlands
Owens Corning Korea	Korea
Owens Corning Mexico, S. de R.L. de C.V.	Mexico
Owens Corning Mineral Wool, LLC	Delaware
Owens Corning Non-Woven Technology, LLC	Delaware
Owens Corning Receivables LLC	Delaware
Owens Corning Reinforcements (Hangzhou) Co., Ltd.	China
Owens Corning Remodeling Canada GP Inc.	Canada
Owens Corning Remodeling Canada LP	Manitoba
Owens Corning Remodeling Systems, LLC	Delaware
Owens Corning Roofing and Asphalt, LLC	Delaware
Owens Corning Sales, LLC	Delaware
Owens Corning Science and Technology, LLC	Delaware
Owens Corning Sunrooms Franchising, LLC	Delaware
Owens Corning Supplementary Pension Plan Limited	United Kingdom
Owens Corning Technical Fabrics, LLC	Delaware
Owens Corning U.S. Holdings, LLC	Delaware
Owens-Corning Veil Netherlands B.V.	The Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Qingdao Novia Polymer Co., Ltd.	China
Soltech, Inc.	Kentucky
Tecnologia Owens Corning I, S. de R.L. de C.V.	Mexico
TF Holding Corp.	Delaware

Thermafiber, Inc.	Delaware
Transandina de Comercio S.A.	Chile